UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 29, 2026

AquaBounty Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36426	04-3156167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 Ayer Road, Suite 4, Harvard, Massachusetts

(Address of principal executive offices)

01451

(Zip Code)

978-648-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	AQB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 29, 2026, AquaBounty Technologies, Inc. (the “Company”) issued a promissory note (the “Note”) to Commas International LLC (the “Lender”), an affiliate of Univest Securities, LLC (“Univest Securities”), under which the Lender may make advances to the Company from time to time in an aggregate principal amount of up to $1,000,000 (the “Bridge Loan”).

The material terms of the Bridge Loan are as follows:

Advances. The principal amount outstanding under the Note at any time equals the aggregate unpaid principal of the advances so recorded, up to $1,000,000. As of the date of this report, the Company has received advances totaling $500,000 under the Note.

Interest. Each advance bears interest from the date of the advance at the rate specified for that advance on the schedule to the Note. The initial advance bears interest at 9% per annum. Accrued interest on each advance is payable within five business days after each anniversary of the date of the Note and, if not paid when due, compounds annually on that anniversary. All accrued interest on an advance is payable when the principal of that advance is repaid.

Maturity. The principal of each advance is payable on the due date specified for that advance on the schedule to the Note, and in any event on the twenty-fifth anniversary of the date of the Note. The initial advance is due on October 29, 2028.

Prepayment and Application of Payments. The Company may prepay any advance, in whole or in part, at any time without premium or penalty, together with accrued interest on the amount prepaid. Payments are applied first to accrued and unpaid interest and then to principal, and among advances as the Company designates at the time of payment or, absent a designation, to the earliest outstanding advance.

Other Terms. The Note is unsecured and is not guaranteed by any subsidiary of the Company. The Note is not convertible into equity securities of the Company, and no warrants or other equity securities were issued to the Lender in connection with the Note. The Note does not contain financial covenants or events of default and does not provide for acceleration of the Company’s obligations. The Company has waived presentment, notice of non-payment, protest and similar requirements, and has agreed that no renewal or extension of the Note, change in the interest rate or delay in enforcement will affect its liability. Interest under the Note is limited to the maximum amount permitted by applicable law, with any excess applied to principal.

Use of Proceeds. The Company intends to use advances under the Note for working capital and to meet its short-term liquidity needs.

The Lender is the holding company of Univest Securities. Univest Securities beneficially owns approximately 10.7% of the Company’s outstanding Common Stock following the conversion on October 16, 2026. Bradley Richmond, the Chief Operating Officer of Univest Securities, beneficially owns approximately 5.5% of the outstanding Common Stock. Univest Securities acted as placement agent for the Company in (i) the October 2025 private placement of $4.0 million of senior notes, for which it received a placement fee of $280,000 and reimbursement of $125,000 of expenses, (ii) the February 2026 registered direct offering, for which it received a placement fee of $80,500 and reimbursement of $30,000 of expenses, (iii) the $500,000 cash portion of the April 2026 Series A Convertible Preferred Stock private placement, for which it received a placement fee of $35,000, and (iv) the June 2026 Series B Convertible Preferred Stock private placement, for which it received a placement fee of $157,500. Each placement fee equaled 7% of the gross cash proceeds of the applicable offering. Univest Securities also purchased senior notes in the October 2025 placement as an investor and, in April 2026, exchanged those notes for shares of Series A Convertible Preferred Stock, which converted into the shares of Common Stock it now holds. Under the placement agency agreements for the April 2026 and June 2026 placements, Univest Securities holds rights of first refusal, for 18 months following the closing of each placement, to act as underwriter, placement agent or financial advisor to the Company in certain future public and private offerings and sale, merger or change of control transactions, excluding the sale of the Company’s Ohio assets. Neither the Lender nor Univest Securities received a placement fee in connection with the issuance of the Note.

Other than as described above, the Company is not aware of any material relationship between the Company or its affiliates, on the one hand, and the Lender or its affiliates, on the other hand.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 29, 2026, upon receipt of the initial advance, the Company became obligated on the Note described in Item 1.01 of this Current Report on Form 8-K. As of the date of this report, $500,000 in aggregate principal amount is outstanding under the Note. The interest rate and due date applicable to each advance, and the other terms of payment of the Note, are described in Item 1.01. The Note does not provide for the acceleration of, or any increase in, the Company’s obligations upon an event of default or other triggering event, other than the annual compounding of unpaid interest, and contains no recourse provisions that would enable the Company to recover amounts from third parties. The information set forth in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Promissory Note, dated October 29, 2026, issued by AquaBounty Technologies, Inc. to Commas International LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AquaBounty Technologies, Inc.
(Registrant)

Date: November 2, 2026	/s/ David A. Frank
David A. Frank
Interim Chief Executive Officer, Chief Financial Officer and Treasurer